[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

August 16, 2013

Prudential Investment Portfolios 12

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re: Prudential Global Real Estate Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to Prudential Investment Portfolios 12, a Delaware statutory trust (formerly known as Prudential Global Real Estate Fund, Dryden Global Real Estate Fund, Strategic Partners Real Estate Fund, Strategic Partners Real Estate Securities Fund, Prudential Real Estate Securities Fund and Prudential Real Estate Fund) (the “Trust”), in connection with certain matters relating to the formation of the Trust and the issuance of Class Q (the “New Class”) shares (the “Shares”) of the Prudential Global Real Estate Fund Series of the Trust (the “Fund”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Post-Effective Amendment No. 28 to Registration Statement No. 333-42705 under the Securities Act of 1933 on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 24, 1997 (the “Certificate”); the First Amendment to Certificate of Trust of the Trust as filed in the State Office on March 5, 1998 reflecting the change in the name of the Trust from Prudential Real Estate Fund to Prudential Real Estate Securities Fund; the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on March 10, 2003 reflecting the change in the name of the Trust from Prudential Real Estate Securities Fund to Strategic Partners Real Estate Securities Fund; the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on May 27, 2005 reflecting the change in the name of the Trust from Strategic Partners Real Estate Securities Fund to Strategic Partners Real Estate Fund; the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on January 3, 2007 reflecting the change in the name of the Trust from Strategic Partners Real Estate Fund to Dryden Global Real Estate Fund; the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on February 4, 2010 reflecting the change in the name of the Trust from Dryden Global Real Estate Fund to Prudential Global Real Estate Fund; the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on September 16, 2010 reflecting the change in the name of the Trust from Prudential Global Real Estate Fund to Prudential Investment Portfolios 12; the Agreement and Declaration of Trust of the Trust dated October 22, 1997 (the “Original Governing Instrument”); the First Amendment to the Original Governing Instrument dated February 11, 1998 (the “First Amendment” and the Original Governing Instrument as amended by the First Amendment, the “First Intermediate Governing Instrument”, as further amended by the March 2003 Resolutions (as defined below), the “Second Intermediate Governing Instrument”, as further amended by the April 2003 Resolutions (as defined below), the “Third Intermediate Governing Instrument”, as further amended by the May 2003 Resolutions (as defined below), the “Fourth Intermediate Governing Instrument”, and as further amended by the March 2005 Resolutions (as defined below), the “Governing Instrument”); the By-laws of the Trust as amended November 16, 2004 (the “Amended By-laws”); the Unanimous Written Consent of the Board of Trustees of the Trust dated as of October 24, 1997; Minutes of an Organizational Meeting of the Trustees of the Trust dated October 25, 1997 relating to the organization of the Trust; the Unanimous Written Consent of the Board of Trustees of the Trust dated as of March 5, 2003 (the “March 2003 Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on April 11, 2003 relating to certain amendments to the Second Intermediate Governing Instrument and the By-laws of the Trust (the “April 2003 Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on May 27, 2003 (the “May 2003 Resolutions”) relating to certain amendments to the Third Intermediate Governing Instrument and the By-laws of the Trust; resolutions prepared for adoption at a meeting of the Trustees of the Trust held on March 2, 2005 relating to certain amendments to the Fourth Intermediate Governing Instrument (the “March 2005 Resolutions” and collectively with the March 2003 Resolutions, the April 2003 Resolutions and the May 2003 Resolutions, the “Amendment Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on July 19, 2006 (the “2006 Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on December 9, 2009, December 10, 2009 and December 11, 2009; resolutions prepared for adoption at a meeting of the Trustees of the Trust held on September 14, 2010, September 15, 2010 and September 16, 2010 relating to the creation of the New Class of shares of the Fund and the filing of the Registration Statement (the “Authorizing Resolutions” and collectively with the Registration Statement, the Governing Instrument, the Amended By-laws and all of the foregoing actions by the Trustees of the Trust, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption by the Trustees of the Amendment Resolutions together with the other resolutions of the Trustees referenced above and the due adoption of the Authorizing Resolutions by the Trustees prior to the first issuance of Shares pursuant thereto) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Original Governing Instrument, the First Intermediate Governing Instrument, the Second Intermediate Governing Instrument, the Third Intermediate Governing Instrument, the Fourth Intermediate Governing Instrument and the Governing Documents, as applicable, the satisfaction of all conditions precedent to the issuance of Shares and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate the Fund as a Series of the Trust and to designate the New Class as a Class of shares of the Fund and the rights and preferences attributable thereto prior to the issuance thereof); (iv) that the amendments to the Second Intermediate Governing Instrument and the By-laws as adopted by the Trustees pursuant to the April 2003 Resolutions were duly approved by the requisite vote of the Shareholders of the Trust; (v) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (vi) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of the Shares will occur, that would cause a termination, dissolution or reorganization of the Trust under Sections 2 or 3 of Article VIII of the Governing Instrument, Sections 2 or 3 of Article VIII of the Fourth Intermediate Governing Instrument, Sections 2 or 3 of Article VIII of the Third Intermediate Governing Instrument, Sections 2 or 3 of Article VIII of the Second Intermediate Governing Instrument, Sections 2 or 3 of Article VIII of the First Intermediate Governing Instrument or Sections 2 or 3 of Article VIII of the Original Governing Instrument, as applicable; (vii) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of the Shares will occur, that would cause a termination, dissolution or reorganization of the Fund under Section 6 of Article III or Sections 2 or 3 of Article VIII of the Governing Instrument, Section 6 of Article III or Sections 2 or 3 of Article VIII of the Fourth Intermediate Governing Instrument, Section 6 of Article III or Sections 2 or 3 of Article VIII of the Third Intermediate Governing Instrument, Section 6 of Article III or Sections 2 or 3 of Article VIII of the Second Intermediate Governing Instrument, Section 6 of Article III or Sections 2 or 3 of Article VIII of the First Intermediate Governing Instrument or Section 6 of Article III or Sections 2 or 3 of Article VIII of the Original Governing Instrument, as applicable; (viii) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (ix) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument, the Fourth Intermediate Governing Instrument, the Third Intermediate Governing Instrument, the Second Intermediate Governing Instrument, the First Intermediate Governing Instrument or the Original Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (x) that the officers of the Fund determined to change the name of the Fund to “Dryden Global Real Estate Fund” as contemplated by the 2006 Resolutions effective on or about the date of the adoption of the 2006 Resolutions; and (xi) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2. The Shares to be issued and delivered to Shareholders of the Fund, upon issuance, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering

7296853.3